EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-71018, 33-74728, 33-95178, 333-09913, 333-27951, 333-62125, 333-81401, 333-94837, 333-56316, 333-61786, 333-83064, 333-98031 and 333-103214) and the Registration Statements on Form S-3 (Nos. 333-95097 and 333-47150) of Mercury Interactive Corporation of our report dated January 18, 2003 relating to the financial statements which appear in this Form 10-K.

/s/    PRICEWATERHOUSECOOPERS LLP

San Jose, California

March 14, 2003

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